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                                                                    Exhibit 99.1

Contact: Scott Craighead
         Private Business, Inc.                                      [PBIZ LOGO]
         615-565-7518





         PBIZ AND CAPTIVA SOLUTIONS ANNOUNCE DEFINITIVE MERGER AGREEMENT


NASHVILLE, Tennessee (October 21, 2005) -- Private Business, Inc. (NASDAQ:PBIZ), ("PBiz") and privately-held Captiva Solutions, LLC of Atlanta, Georgia ("Captiva") today announced that they have agreed to merge their respective businesses. This combination will bring together the financial technology products and services of PBiz with the financial institution core and item processing products and services of Captiva to better serve community financial institutions and their customers.

In the merger, PBiz will pay approximately $6.0 million in cash and 757,576 shares of PBiz common stock at closing to Captiva's owners. In addition Captiva can earn up to an additional 1,212,122 shares of PBiz common stock based upon the growth of the combined entity in 2006. The transaction is expected to be neutral to slightly accretive to earnings in 2007 and accretive to earnings in 2008 and thereafter.

On the closing of the transaction, Mr. Lynn Boggs, the current CEO of Captiva, will become Chief Executive Officer of PBiz, and Henry Baroco, the current CEO of PBiz, will become the President and Chief Operating Officer of PBiz. Prior to Captiva, Mr. Boggs served as President and Chief Operating Officer of InterCept, Inc. and prior to that was the Chief Executive Officer of Towne Services, Inc., which PBiz acquired in 2001. Mr. Boggs has over twenty years of experience in the financial services industry.

Mr. Baroco said, "I have known Lynn Boggs professionally for many years and am excited that we will have this opportunity to work together again." He continued, "This transaction is an important step in the execution of our strategic plan to offer a full product suite to community financial institutions. I believe with the consolidation that has occurred among core processors, community financial institutions are looking for a partner who understands their needs."

Mr. Boggs stated: "The team at Captiva is excited about joining forces with Henry Baroco and his team and believe the combined company will offer greater value to both our customers and our shareholders. The new company will bring together the best products and technology from both PBiz and Captiva. We intend to leverage the existing PBiz infrastructure to broaden our combined product offerings to community financial institutions."

The board of directors of PBiz and the board of managers and members of Captiva have approved the transaction. The transaction remains subject to the approval of the shareholders of PBiz at a special meeting and is expected to close in the fourth quarter of 2005. Lightyear PBI Holdings, LLC ("Lightyear"), an affiliate of the Lightyear Fund, L.P., is the controlling shareholder of PBiz. Lightyear supports the transaction and has agreed to vote in favor of the transaction. Lightyear also has committed to finance the transaction if requested by an independent PBiz Board committee in certain circumstances. The Lightyear Fund, L.P. is advised by Lightyear Capital LLC, a New York-based private equity investment firm that primarily makes control investments in mid-sized companies within the financial services industry.



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PBIZ and Captiva Solutions Announce Definitive Plan to Merge
Page 2
October 21, 2005


Lane, Berry & Co. International, LLC was engaged by the PBiz Board to prepare a fairness opinion in connection with the transaction. Lane, Berry has determined and reported to the PBiz Board that the transaction is fair to PBiz from a financial point of view. Their report was presented to the PBiz Board on October 17, 2005.

In connection with the proposed merger, PBiz will file a proxy statement with the Securities and Exchange Commission ("SEC") as soon as practicable following the date hereof. The proxy statement will be mailed to the shareholders of PBiz. PBIZ'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by PBiz with the SEC at the SEC's web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by PBIZ by going to PBiz's Investor Relations page on its corporate website at http://www.pbizinc.com.

ABOUT CAPTIVA SOLUTIONS, LLC
Captiva Solutions, LLC (Captiva), established in 2005, provides core data processing and item processing services to financial institutions. Headquartered in Atlanta, Georgia, Captiva also maintains an office in Denver, Colorado. For more information about Captiva, contact Scott Meyerhoff, Executive Vice President, at (678) 966-0824.

ABOUT PBIZ
Private Business, Inc. (PBiz) is a leading supplier of financial technology to community banks and middle-market businesses. The Company is headquartered in Brentwood, Tennessee, and its common stock trades on The Nasdaq Stock Market under the symbol PBIZ.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company's ability to integrate the combined operations and management teams and achieve its growth plans, effects of the merger, financing of the transaction, the receipt and timing of shareholder approval, and the timing of closing the merger. These risks and uncertainties are in addition to other factors detailed from time to time in the company's filings with the Securities and Exchange Commission. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

    Additional information on this Company can be found on the World Wide Web
                             http://www.pbizinc.com





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